UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices, with zip code)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At its June 8, 2005 meeting, the Compensation Committee of the Board of Directors of Natus Medical Incorporated (the “Company”) approved a cash bonus plan (the “Plan”) for the Company’s executive officers based on the Company achieving its budgeted pre-tax profit for 2005. On February 23, 2006, the Committee approved a cash bonus for Mr. Hawkins, whose bonus under the formula provided by the plan would have been $240,638, of $250,000. The Committee also approved the payment to Messrs. Mince, Murphy and Dr. Chung of the respective bonuses pursuant to the formula provided by the Plan. Mr. Traverso’s bonus is comprised of the cash bonus and payments made pursuant to a sales compensation plan that is paid on a regular basis throughout the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED
(Registrant)

Dated: March 1, 2006	By:	/s/ Steven J. Murphy
Steven J. Murphy
Chief Financial Officer